SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                         August 31, 1997


                    CHARTWELL CABLE FUND, INC.
      (Exact name of registrant as specified in its charter)



   COLORADO                  33-18174              84-1067172
(State or other      (Commission File Number)  (IRS Employer I.D.
jurisdiction of                                      Number)
of incorporation)


                   405 SOUTH PLATTE RIVER DRIVE
                     DENVER, COLORADO  80203
             (Address of principal executive offices)


Registrant's telephone number, including area code:  (303) 733-9673



                         20 Chase Street
                    Lakewood, Colorado  80226
  -------------------------------------------------------------
  (Former name and former address, if changed since last report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     As a result of the transaction described in Item 5, below, the Registrant's executive officers resigned, and the following individuals were elected to fill the vacant positions:

     NAME                          POSITION

     Paul T. Siemann          President, Chief Executive Officer,
                              Treasurer and Director
     Joseph Chulupa           Vice President and Director
     Barbara Siemann          Secretary and Director

     As a result of the transaction described in Item 5, below, Paul T. Siemann and Christian Business Advisory Services, Inc. acquired 2,650,000 shares (71.6%) and 500,000 shares (13.5%), respectively, of the Registrant's 3,700,000 currently outstanding shares of $.10 par value common stock ("Common Stock").

ITEM 5.   OTHER EVENTS.

     On August 31, 1997, the Registrant entered into an Agreement and Plan of Reorganization ("Agreement") with Siemann Educational Systems, Inc. ("Siemann") pursuant to which the Registrant acquired all of the outstanding capital stock of Siemann in exchange for 400,000 shares of the Registrant's Common Stock.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business Acquired: The required financial statements of Siemann will be filed with the Commission within 60 days from the date hereof.

     (c)  Exhibits:

          10.01  Agreement and Plan of Reorganization

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHARTWELL CABLE FUND, INC.
                              (Registrant)

                              By      /s/ Paul T. Siemann
                                ---------------------------------
                                       Paul T. Siemann
                                    Chief Executive Officer
Dated:    September 8, 1997